Sub-Item 77I: Terms of New or Amended Securities

Effective March 31, 2016, the Goldman Sachs Financial Square Tax-Exempt
 Money Market Fund commenced offering FST Institutional Shares, FST Administration Shares, FST Capital Shares, FST Preferred Shares,
FST Resource Shares, FST Select Shares and FST Service Shares (the Shares).
 The terms of the Shares for the Fund are described in Post-Effective
Amendment
 No. 544 to the Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on March 31, 2016
(Accession No. 0001193125-16-526029).

Effective March 31, 2016, the Goldman Sachs Investor Tax-Exempt Money
 Market Fund commenced offering Class A Shares and Class C Shares (the Shares). The terms of the Shares for the Fund are described in Post-Effective Amendment No. 545 to the Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange
Commission on March 31, 2016 (Accession No. 0001193125-16-526038).

Effective May 31, 2016, the Goldman Sachs Strategic Factor Allocation
 Fund commenced offering Institutional Shares (the Shares).
The terms of the Shares for the Fund are described in Post-Effective Amendment No. 554 to the Registrants
Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on May 13, 2016
(Accession No. 0001193125-16-590574).

Effective May 31, 2016, the Goldman Sachs Investor
 Money Market Fund commenced offering Cash Management Shares,
 Resource Shares and Service Shares (the Shares).
 The terms of the Shares for the Fund are described in Post-Effective Amendment No. 562 to the Registrants
 Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on May 31, 2016
(Accession No. 0001193125-16-608619).